Exhibit 99.1

NOT FOR IMMEDIATE RELEASE:

Audience Appoints Edgar Auslander as Vice President of Product Management and Marketing

MOUNTAIN VIEW, CA – May 15, 2014 – Audience, Inc. (NASDAQ: ADNC), the leader in advanced voice and audio processing for mobile devices, today announced that it has appointed Edgar Auslander as its new vice president of product management and marketing. Mr. Auslander will be responsible for all elements of the company’s marketing including product management, product marketing, and marketing communications functions.

“Audience has a number of exciting opportunities ahead as we broaden our portfolio to include advanced multisensory products and diversify into adjacent markets,” said Peter Santos, president and CEO of Audience. “Edgar’s focus, energy and impressive track record of bringing new, complex products to market will be of great value to us as we accelerate our growth.”

Mr. Auslander has 25 years of experience in executive and functional leadership roles with Fortune 100, venture capital and start-up companies. Prior to Audience, Mr. Auslander was with Qualcomm where he was the vice president of corporate development and strategy, identifying and pursuing acquisitions. Prior to that role, he was the vice president of product management, responsible for Qualcomm’s chipsets product roadmap planning. Before joining Qualcomm, Mr. Auslander was the senior vice president of strategic planning at ST-Ericsson. He has served as a member of the board of directors of QuickLogic as well as on the advisory boards of several start-ups.

He has also held senior management roles at Intel, VantagePoint Venture Partners, and IXI Mobile Inc., a pioneer in wearable and connected devices. Notably, Mr. Auslander was one of the founders of Texas Instruments’ wireless business unit where he held several operational and executive roles. A senior member of IEEE, Mr. Auslander is a published author who received an MBA from Columbia Business School, a Masters in Electrical Engineering from Cornell University and Bachelor of Science degrees in both Electrical and Mechanical Engineering from ESME in France.

Audience Appoints Edgar Auslander as Vice President of Product Management and Marketing

For more information on Advanced Voice processors from Audience, please go here.

About Audience

Audience is the leader in advanced voice and audio processing for mobile devices, and in early 2014 announced its expansion into advanced multisensory and motion processing. Its family of earSmart™ intelligent voice processors is based on the processes of human hearing, to suppress background noise and enhance mobile voice quality. Audience’s technology substantially improves the mobile voice experience, while also improving the performance of speech-based services, and enhancing audio quality for multimedia. Audience earSmart™ processors are featured in mobile devices from leading providers in Asia-Pacific, Europe and the U.S. The company is based in Mountain View, California. For more information, see www.audience.com.

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release regarding Audience, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, will, expect, and could and the negative of these terms or other similar expressions. These statements, including but not limited to expectations regarding the launch and acceptance of multisensory devices and Audience’s growth, are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including: market demand for multisensory products; our ability to expand our product offerings; our dependence on adoption by OEMs; the success of our OEM customers’ products; competition in the mobile device markets; and other risks inherent in fabless semiconductor businesses. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent Form 10-Q, which is available on the SEC’s website at www.sec.gov. Forward-looking statements represent our management’s beliefs and assumptions only as of the date made. We assume no obligation to update these forward-looking statements.

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For more information, contact:

Diane Vanasse

Audience, Inc.

408-242-0027

dvanasse@audience.com